FOR IMMEDIATE RELEASE
April 29, 2008
Contacts: Scott Barnum, President and CEO
Pyramid Breweries Inc.
(206) 682-8322
R. Martin Kelly
Chief Executive Officer
Magic Hat Brewing Company &
Performing Arts Center, Inc.
(802) 658-2739
TWO LEADING CRAFT BREWERS INTEND TO MERGE
SEATTLE, Washington/SOUTH BURLINGTON, Vermont — Pyramid Breweries Inc. (NASDAQ: “PMID”) (“Pyramid”) and Magic Hat Brewing Company & Performing Arts Center, Inc. (“Magic Hat”) today announced the execution of a Letter of Intent (“Letter of Intent”), which contemplates a transaction by which Magic Hat will acquire Pyramid, through an agreed all-cash tender offer and subsequent merger, at $2.75 per share of Pyramid common stock on a fully-diluted basis.
The proposed transaction is subject to the negotiation and execution of a definitive merger agreement. The merger agreement will provide for a first-step tender offer for outstanding Pyramid shares by an acquisition entity wholly owned by Magic Hat, to be conditioned upon the acquisition of at least 66 2/3% of the outstanding shares of Pyramid. The tender offer, if consummated, will be followed by a merger of Magic Hat’s acquisition entity with and into Pyramid. The proposed transaction is also subject to the satisfactory completion of a due diligence review by Magic Hat of the business, financial and legal affairs of Pyramid, and receipt of necessary consents and approvals of regulatory agencies and third parties.
The Letter of Intent provides for the payment of a break-up fee payable by Pyramid to Magic Hat in specified circumstances, and also for the payment of Magic Hat’s reasonable expenses in specified circumstances, each involving the failure to consummate the proposed transaction.
Certain shareholders of Pyramid holding approximately 29% of the outstanding Pyramid common stock have, concurrently with Pyramid’s execution of the Letter of Intent, entered into a Tender and Support Agreement (the “Tender Agreement”) with Magic Hat, pursuant to which they have agreed to tender the shares owned by them in the Magic Hat tender offer and have granted Magic Hat an irrevocable proxy with respect to such shares. The portion of the shares subject to the Tender Agreement in excess of 19.9% of the outstanding shares of Pyramid common stock may be released from the provisions of the Tender Agreement in specified circumstances in connection with the receipt by Pyramid of unsolicited superior offers as defined in the Tender Agreement.

The closing of the proposed transaction, subject to the conditions referred to above, is anticipated to occur not later than August 31, 2008.
The board of directors of Pyramid has approved the transactions contemplated by the Letter of Intent.
“The combination of these two well established, high profile craft breweries will be very complementary given our respective brand portfolios and the geographies in which we predominantly operate. Additionally, there will be a number of important benefits for Pyramid to be part of a private company versus continuing to operate as a stand alone public entity. This consolidation makes both good strategic and financial sense and is well timed, particularly as the beer industry’s competitive dynamics continue to intensify,” said Pyramid CEO Scott Barnum. “The Company will continue to have offices in Seattle, its historical home, and will seek opportunities to capitalize on the enhanced assets and capabilities of the new combined entity,” he added.
Martin Kelly, CEO of Magic Hat said, “We have a great deal of respect for Pyramid’s brand heritage, award-winning beers and its dedicated employees, and look forward to consummating this transaction, which provides both strategic and financial benefits both to Pyramid’s and Magic Hat’s stakeholders.”
Important Notice
The tender offer for the outstanding common stock of Pyramid contemplated by the Letter of Intent has not commenced, and will only commence pursuant to the terms of a definitive merger agreement, as described above. This document is neither an offer to purchase nor solicitation of an offer to sell securities. At the time the tender offer is commenced an affiliate of Magic Hat Brewing Company & Performing Arts Center, Inc. will file a tender offer statement on Schedule TO with the U.S. Securities and Exchange Commission (the “SEC”). The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before any decision is made with respect to the tender offer. Those materials will be made available to Pyramid’s shareholders at no expense to them. In addition, all of those materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s web site: www.sec.gov.
About Pyramid Breweries Inc.
Pyramid Breweries Inc. is a leading brewer of specialty, full-flavored beers produced mainly under the Pyramid and MacTarnahan’s brand names. Pyramid’s family of unfiltered wheat beers continue to be honored by beer drinkers and judges, earning the most craft beer medals in the last decade at the prestigious Great American Beer Festival (“GABF”). Pyramid has received a total of 34 medals at the GABF. The brewery has also received a total of eleven medals in international competition at the World Beer Cup.

Pyramid owns two alehouse restaurants adjacent to its full production breweries under the Pyramid Alehouse and MacTarnahan’s Taproom brand names in Berkeley, California and Portland, Oregon, respectively, and three alehouse restaurants in Walnut Creek and Sacramento, California and Seattle, Washington. For more information, visit www.PyramidBrew.com.
About Magic Hat Brewing Company & Performing Arts Center, Inc.
Founded in 1994, Magic Hat has become one of the largest craft brewers on the east coast, and ranks among the fastest growing companies in the category nationwide. The company has methodically expanded its reach, and today sells its beers from Maine to Georgia and as far west as Illinois. Magic Hat is known for its distinctively flavorful offerings and imaginative recipes that combine ancient brewing traditions with the miracles of modern science. Created in the company’s unique brewery and Artifactory, Magic Hat’s family of fermentations includes three year-round beers (#9®, Circus Boy®, and Lucky Kat®) a full line of seasonal ales, and a variety of special single-batch “Odd Notions.” Magic Hat has been hailed by the appreciative palates and grateful connoisseurs everywhere who enjoy the brewer’s pours more than any they’ve explored before. For more information, visit http://www.magichat.net.
Note Regarding Forward Looking Statements
This news release contains certain “forward looking statements” within the meaning of the Securities Litigation Reform Act of 1995 (PSLRA). This statement is included for the express purpose of availing Pyramid of the protections of the safe harbor provisions of the PSLRA. The forward looking statements contained in this new release are subject to factors, risks and uncertainties that may cause actual results to differ materially from those projected. Important factors that might cause such a material difference include, but are not limited to, the inability of Pyramid and Magic Hat to negotiate and execute a definitive merger agreement; Magic Hat’s possible determination not to proceed with the transaction based on its due diligence review of Pyramid’s business, financial and legal affairs; a material adverse change in Pyramid’s business or financial affairs; failure to obtain required regulatory approvals or third party consents; the tender of less than 66 2/3% of Pyramid’s outstanding shares in the first-step tender offer described above; and similar matters. If the proposed acquisition does not close, Pyramid’s stock price may significantly decrease, and Pyramid’s business may be materially impacted. Readers are cautioned not to place undue reliance on these forward looking statements. Pyramid undertakes no obligation to publicly revise or update these forward looking statements to reflect events or circumstances that arise after the date of this news release, except as may be required by law.
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